Contacts:
Justin Renz	Gina Nugent
Senior Vice President, CFO	IRO
Zalicus Inc.	Zalicus Inc.
617-301-7575	857-753-6562
JRenz@zalicus.com	gnugent@zalicus.com

ZALICUS GRANTED COMPOSITION-OF-MATTER PATENT FOR SYNAVIVE

Second Key Patent Expands Synavive Patent Estate

CAMBRIDGE, Mass. – March 29, 2011 – Zalicus Inc. (NASDAQ: ZLCS) announced today that it has been granted a composition-of-matter patent by the U.S. Patent and Trademark office covering its product candidate Synavive™. United States patent number 7,915,265 entitled “Combinations for the Treatment of Immunoinflammatory Disorders” provides broad coverage for Synavive™ through August 2025. This key patent, along with the existing issued method-of-use patent (US patent 7,253,155), fortifies the Synavive patent estate, which includes several patents and patent applications, granted and pending worldwide which collectively provide coverage of Synavive™ through at least 2028. "These two key patents provide the foundation of a solid and enforceable intellectual property estate for Synavive, with issued claims through 2025, and pending applications around our proprietary formulations providing coverage into 2028” commented Mark H.N. Corrigan, MD, President and CEO of Zalicus.

About Synavive

Synavive, a Phase 2 product candidate for the treatment of rheumatoid arthritis, has demonstrated anti-inflammatory effects, rapid onset of action and tolerable safety profiles in clinical studies in rheumatoid arthritis and hand and knee osteoarthritis. Synavive has a novel mechanism of action designed to enhance the anti-inflammatory benefits of glucocorticoids without the associated dose-dependent side effects. Comprised of the cardiovascular agent Dipyridamole, and very low dose of the glucocorticoid prednisolone, Synavive has been developed in a uniquely engineered formulation designed to provide greater efficacy and improved tolerability through co-exposure of Synavive's components. Zalicus is planning to initiate a Phase 2b clinical trial of Synavive for rheumatoid arthritis (RA), the SYNERGY trial, in the second quarter of 2011.

About Zalicus

Zalicus Inc. (NASDAQ: ZLCS) is a biopharmaceutical company that discovers and develops novel treatments for patients suffering from pain and immuno-inflammatory diseases. Zalicus applies its selective Ion channel modulation platform and its combination high throughput screening capabilities to discover innovative therapeutics for itself and its collaborators in the areas of pain, inflammation, oncology and infectious disease. To learn more about Zalicus, please visit www.zalicus.com.

Forward-Looking Statement:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 concerning Zalicus, the product candidate Synavive, its patent coverage and Zalicus’s drug discovery technologies and business plans. These forward-looking statements about

245 First Street, Third Floor, Cambridge, MA 02142 Ph: 617 301 7000 Fax: 617 301 7010 www.zalicus.com future expectations, plans, objectives and prospects of Zalicus may be identified by words like "believe," "expect," "may," "will," "should," "seek," or “could” and similar expressions and involve significant risks, uncertainties and assumptions, including risks related to the development and regulatory approval of Zalicus’s product candidates, including Synavive, the Company's ability to enforce its patents covering Synavive and secure additional patent protection for Synavive, and those other risks that can be found in the "Risk Factors" section of Zalicus’s annual report on Form 10-K on file with the Securities and Exchange Commission and the other reports that Zalicus periodically files with the Securities and Exchange Commission. Actual results may differ materially from those Zalicus contemplated by these forward-looking statements. These forward-looking statements reflect management’s current views and Zalicus does not undertake to update any of these forward-looking statements to reflect a change in its views or events or circumstances that occur after the date of this release except as required by law.

(c) 2011 Zalicus Inc. All rights reserved.

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     245 First Street, Third Floor, Cambridge, MA 02142 Ph: 617 301 7000 Fax: 617 301 7010 www.zalicus.com